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                                 Exhibit 99.1

Press Release

AirTran Holdings - AAI - Reports All-Time Record
Quarterly Revenues

Seventh Consecutive Quarter Of Profitability

     ORLANDO, Fla.--(BUSINESS WIRE)--Oct. 16, 2000--AirTran Holdings, Inc., (AMEX:AAI - news), the parent company of AirTran Airways, today reported net
      ---   ----
income for the quarter ending September 30, 2000, of $8.9 million, or $.13 per diluted share, representing the seventh consecutive quarter of profitability. These results represent a 127% increase over third quarter 1999 net income of $3.9 million, excluding a non-recurring gain in the year-earlier period. Third quarter 2000 revenue was $161.5 million, an all-time record for the Company, and a 30.4% increase over third quarter 1999 revenue of $123.8 million.

     Operating income for the third quarter of 2000 was $17.1 million compared to operating income of $9.9 million in the third quarter of 1999 excluding the non-recurring item. The third quarter 2000 results represented a 10.6% operating margin which was 2.6 points greater than the year-earlier third quarter margin of 8.0%.

     Net income for the nine months of 2000 was $34.4 million or $.50 per diluted share compared to $21.9 million or $.32 per diluted share for the year-earlier period excluding the non-recurring item. Operating income for the nine months of 2000 was $60.6 million compared to $40.4 million for the same period in 1999, excluding the non-recurring item.

     "The employee-crew members of AirTran Airways achieved a seventh consecutive profitable quarter for our company despite a difficult operating environment brought on in part by significant air traffic control problems and record high load factors," said Joe Leonard, AirTran Airways' chairman and chief executive officer. "In an era when crude oil prices have exceeded $35 per barrel and jet fuel costs are rising at unprecedented rates, it is especially gratifying to report significantly improved financial results. AirTran Airways is now well positioned to take advantage of the accelerating growth that we will experience with the upcoming delivery of approximately three dozen new Boeing 717 aircraft over the next three years."

     During the third quarter 2000, AirTran Airways' traffic, or revenue passenger miles (RPMs), grew 28.3% on an 11.9% increase in capacity, or available seat miles (ASMs). Load factor increased by 9.4 points to 73.4%. AirTran Airways' yield (average fare per mile) grew by 2.1% to 14.12 cents. AirTran Airways carried 2,029,035 passengers in the third quarter of 2000, which is 27.0% more than in the same period last year and a company record.

     "AirTran Airways experienced third quarter traffic growth that was nearly two and a half times our 11.9% increase in capacity," said Robert Fornaro, AirTran Airways' president. "Both existing and new AirTran Airways routes show that our brand awareness and popularity are gaining as we continue to expand our presence throughout the Eastern United States."

     "In addition to producing record third quarter revenue, we were able to hold the line on non-fuel related unit costs, which were up less than 1%," said Stan Gadek, AirTran Airways' senior vice president and chief financial officer. "We will continue to focus on reducing our costs in order to provide value to AirTran Airways' customers, shareholders and employee-crew members."

     AirTran Airways ended the third quarter with $112.5 million in total cash, and EBITDAR margin improved to 16.7%.

     Highlights of the airline's recent accomplishments include:

     . Obtained more than 600,000 subscriber enrollments in the web-based AirTran Net-Escapes email travel program in the first 19 months of operation
     . Announced the launch of new service to Toledo, Ohio's, Toledo Express Airport, which commenced October 3, 2000
     . Entered into additional fuel hedging agreements that, when combined with current agreements, will minimize the company's crude oil exposure on 35% of current needs at a price no higher than $28 per barrel for fourth quarter of 2000 and first quarter 2001
     . Reached a tentative agreement with the International Brotherhood of Teamsters representing 350 mechanics and inspectors, in advance of the contract's amendable date. The agreement was subsequently ratified on October 6, 2000
     . Named "Airline of the Year" by the Southeast Chapter of the American Society of Travel Agents for the second consecutive year
     .    Signed Interline Agreements with five major U.S. airlines
     . Announced the startup of new service to Grand Bahama Island commencing December 12, 2000
     . Took delivery of two additional Boeing 717 aircraft in the third quarter, bringing the total to 13.

     Systemwide, AirTran Airways operates 294 daily departures to 32 cities. Offering the convenience of easy, same concourse connections in Atlanta, AirTran Airways operates 135 daily departures from Hartsfield Atlanta International Airport, the world's busiest airport.
AirTran Airways provides everyday, affordable air travel throughout the eastern United States, and unlike other airlines, never requires a roundtrip purchase or Saturday night stay. AirTran Airways is the launch customer for the Boeing 717, today's newest, most innovative commercial aircraft. AirTran Airways is a subsidiary of AirTran Holdings, Inc. (AMEX:AAI - news).
                                           ---   ----
For more information and reservations, visit AirTran Airways' Web site at www.airtran.com, call your travel agent or call AirTran Airways at 800-AIRTRAN
---------------
(800-247-8726) or 770-994-8258 (in Atlanta).

Editor's note: Statements regarding the Company's growth in market segments, revenue, earnings, load factors, yields, Internet bookings as well as statements about the Company's financial and operational foundation, future profitability and their impact on 2000 are forward-looking statements and are not historical facts. Instead, they are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand and acceptance of services offered by the Company, the Company's ability to maintain current cost levels, fare levels and actions by competitors, regulatory matters and general economic conditions. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's annual report on Form 10-K
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for the year ended December 31, 1999. The Company disclaims any obligation or duty to update or correct any of its forward-looking statements.

                            AirTran Holdings, Inc.
                     Consolidated Statements of Operations
         (In thousands, except per share data and statistical summary)
                                  (Unaudited)

                                                          For the three months ended
                                                                 September 30,                   Variance
                                                            2000            1999(a)             Percentage
                                                            ----            -------             ----------
Operating revenues:
 Passenger                                              $  156,807        $  119,676                 31.0%
 Cargo                                                         904               933                 (3.1%)
 Other                                                       3,748             3,234                 15.9%
                                                        ----------        ----------                -----

   Total operating
    revenues                                               161,459           123,843                 30.4%

Operating expenses:
 Salaries, wages and
  benefits                                                  35,423            30,358                 16.7%
 Aircraft fuel                                              37,189            18,888                 96.9%
 Maintenance, materials and
  repairs                                                   20,959            20,114                  4.2%
 Commissions                                                10,009             9,191                  8.9%
 Landing fees and other
  rents                                                      6,661             6,531                  2.0%
 Marketing and
  advertising                                                4,396             3,113                 41.2%
 Aircraft rent                                               4,007             1,262                217.5%
 Depreciation                                                5,906             8,790                (32.8%)
 Other operating                                            19,806            15,666                 26.4%
                                                        ----------        ----------                -----
   Total operating
    expenses                                               144,356           113,913                 26.7%
                                                        ----------        ----------                -----
Operating income                                            17,103             9,930                 72.2%
Interest (income) expense
 Interest income                                            (1,654)             (763)               116.8%
 Interest expense                                            9,518             6,218                 53.1%
                                                        ----------        ----------                -----
Interest expense, net                                        7,864             5,455                 44.2%
                                                        ----------        ----------                -----

Income before income taxes                                   9,239             4,475                106.5%
Income tax expense                                             348               555                (37.3%)
Net income
 Excluding non-recurring
  item                                                  $    8,891        $    3,920                126.8%
                                                        ==========        ==========                =====
 Including non-recurring
  item                                                  $    8,891        $   23,167                (61.6%)
                                                        ==========        ==========                =====

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
Basic earnings per share
 Excluding non-recurring
  item                                                 $     0.14            $     0.06                133.3%
                                                       ==========            ==========                =====
 Including non-recurring
  item                                                 $     0.14            $     0.36                (61.1%)
                                                       ==========            ==========                =====
Diluted earnings per share
 Excluding non-recurring
  item                                                 $     0.13            $     0.06               116.7%
                                                       ==========            ==========               =====
 Including non-recurring
  item                                                 $     0.13            $     0.34               (61.8%)
                                                       ==========            ==========               =====
Basic shares outstanding                                   65,757                65,123                 1.0%
Diluted shares outstanding                                 69,047                69,139                (0.1)%

Third Quarter Statistical Summary:
 Revenue passengers                                     2,029,035             1,598,238                27.0%
 Revenue passenger miles
 (000's)                                                1,110,576               865,395                28.3%
 Available seat miles
 (000's)                                                1,512,847             1,351,894                11.9%
 EBITDAR                                                   27,016                19,982                35.2%
 Operating margin                                            10.6%                  8.0%                2.6 pts.
 Net margin                                                   5.5%                  3.2%                2.3 pts.
 Block hours                                               44,469                37,567                18.4%
 Passenger load factor                                       73.4%                 64.0%                9.4 pts.
 Break-even load factor                                      69.1%                 61.6%                7.5 pts.
 Average fare                                          $    77.28            $    74.88                 3.2%
 Average yield per RPM                                      14.12 (cents)         13.83 (cents)         2.1%
 Passenger revenue per ASM                                  10.37 (cents)          8.85 (cents)        17.2%
 Operating cost per ASM                                      9.54 (cents)          8.43 (cents)        13.2%
 Non-fuel operating cost
  per ASM                                                    7.08 (cents)          7.03 (cents)         0.7%
 Average cost of aircraft
  fuel per gallon                                          103.40 (cents)         54.92 (cents)        88.3%
 Number of aircraft in
  fleet at end of period                                       52                    48                 8.3%

(a) Excludes non-recurring gain from settlement of litigation in Q3 1999.

                            For the nine months ended
                                  September 30,                  Variance
                               2000           1999 (a)          Percentage
Operating revenues:
 Passenger                 $  441,556      $  370,636              19.1%
 Cargo                          2,977           2,899               2.7%
 Other                         10,103          10,196              (0.9%)
                           ----------      ----------             -----
  Total operating
    revenues                  454,636         383,731              18.5%

Operating expenses:
 Salaries, wages and
  benefits                    101,690          87,408              16.3%
 Aircraft fuel                 96,361          50,237              91.8%

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
 Maintenance, materials
  and repairs                                             55,504            69,278            (19.9%)
 Commissions                                              29,400            28,595              2.8%
 Landing fees and other
  rents                                                   20,400            19,542              4.4%
 Marketing and advertising 13,440                                           13,120              2.4%
 Aircraft rent                                             9,000             3,908            130.3%
 Depreciation                                             16,129            24,433            (34.0%)
 Other operating                                          52,148            46,824             11.4%
                                                      ----------        ----------            -----
   Total operating
    expenses                                             394,072           343,345             14.8%
                                                      ----------        ----------            -----
Operating income                                          60,564            40,386             50.0%
Interest (income) expense
 Interest income                                          (3,908)           (1,688)           131.5%
 Interest expense                                         28,618            18,120             57.9%
                                                      ----------        ----------            -----
Interest expense, net                                     24,710            16,432             50.4%
                                                      ----------        ----------            -----
Income before income taxes                                35,854            23,954             49.7%
Income tax expense                                         1,473             2,022            (27.2%)
Net income
 Excluding non-recurring
  item                                                $   34,381        $   21,932             56.8%
                                                      ==========        ==========            =====
 Including non-recurring
  item                                                $   34,381        $   41,180            (16.5%)
                                                      ==========        ==========            =====
Basic earnings per share
 Excluding non-recurring
  item                                                $     0.52        $     0.34             52.9%
                                                      ==========        ==========            =====
 Including non-recurring
  item                                                $     0.52        $     0.63            (17.5%)
                                                      ==========        ==========            =====
Diluted earnings per share
 Excluding non-recurring
  item                                                $     0.50        $     0.32             56.3%
                                                      ==========        ==========            =====
 Including non-recurring
  item                                                $     0.50        $     0.60            (16.7%)
                                                      ==========        ==========            =====
Basic shares outstanding                                  65,735            64,998              1.1%
Diluted shares outstanding                                69,009            68,477              0.8%

Nine Month Statistical Summary:
 Revenue passengers                                    5,583,128         4,861,099             14.9%
 Revenue passenger miles
 (000's)                                               3,032,962         2,618,101             15.8%
 Available seat miles
 (000's)                                               4,316,504         4,086,444              5.6%
 EBITDAR                                                  85,693            68,727             24.7%
 Operating margin                                           13.3%             10.5%             2.8 pts.
 Net margin                                                  7.6%              5.7%             1.8 pts.
 Block hours                                             126,397           112,147             12.7%
 Passenger load factor                                      70.3%             64.1%             6.2 pts.
 Break-even load factor                                     64.6%             59.9%             4.7 pts.
 Average fare                                         $    79.09        $    76.25              3.7%

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
 Average yield per RPM                              14.56 (cents)      14.16 (cents)          2.8%
 Passenger revenue per ASM                          10.23 (cents)       9.07 (cents)         12.8%
 Operating cost per ASM                              9.13 (cents)       8.40 (cents)          8.7%
 Non-fuel operating cost
  per ASM                                            6.90 (cents)       7.17 (cents)         (3.8)%
 Average cost of aircraft
  fuel per gallon                                   93.27 (cents)      48.97 (cents)         90.5%
 Number of aircraft in fleet
  at end of period                                     52                 48                  8.3%

(a) Excludes non-recurring gain from settlement of litigation in Q3 1999.

____________
Contact:
  AirTran Airways, Orlando
  Jim Brown, 407/251-5578 (Media)
  Arne Haak, 407/251-3618 (Financial)
  News-On-Demand: 888/329-0923